UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  January 1, 2022

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

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Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officers

Effective January 1, 2022, the Company has appointed Chad Summers as Chief Executive Officer and Mitch Van Domelen as Chief Financial Officer.

This planned change in officers was originally announced on May 13, 2021 with Charlie Hopewell relinquishing his day-to-day operating responsibilities as CEO but remaining as a Director and Chairman of the Board. Chad Summers was appointed President of the Company on May 13th and now officially ascends to the CEO position.

Chad Summers originally joined the Company in October 2019 and was appointed President in May 2021. His prior experience includes participation in start-up ventures in both product and service industries and has a strong background in leadership, consulting, and support. He co-owned and led an international lumber brokering business similar to Jewett-Cameron’s Greenwood division. This experience provided him the opportunity to oversee and actively manage suppliers in China and throughout SE Asia. He also built a successful consulting practice dedicated to growing manufacturers in association with a west coast regional accounting firm which allowed him the opportunity to establish a deep network of manufacturers, professional services and support connections regionally.

Mitch Van Domelen is a Certified Public Accountant who joined Jewett-Cameron in July 2017 as Controller. Mr. Van Domelen has extensive experience in finance and financial reporting for both public and private companies. Prior to joining Jewett-Cameron, he served as Controller for a national beverage brand where he managed the financial processes and full-cycle accounting for the company and its nine brewpub locations. From 2007 to 2012 he worked in public accounting at a large regional public accounting firm in Lake Oswego, Oregon, auditing both public and private companies. From 2005 to 2007, he served as a Sarbanes-Oxley (SOX) compliance consultant for SEC registrants in the Portland metro area, testing their compliance in both US and International regions. He holds a bachelor's degree in Business Administration from Southern Oregon University.  He is a licensed CPA in the State of Oregon and is a member of the Oregon Society of CPA's.

Passing of Director

The Company is saddened to announce the passing of long-time Director Frank Magdlen. Mr. Magdlen had served as a Director since 2013 and was the Chair of the Audit Committee, but had been on medical leave for 2021 and at the time of his death. His extensive business experience and capital market expertise was a tremendous asset to the Company, and he is greatly missed by the entire Jewett-Cameron family.

The current Board of Directors consists of six members, of which four are considered to be “independent” directors. Geoff Guilfoy, who was named interim chair of the Audit Committee upon Mr. Magdlen taking medical leave, will continue as interim chair of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JEWETT-CAMERON TRADING COMPANY LTD.

Date: January 13, 2022	By: /s/ “Chad Summers”
Name: Chad Summers, Title: President and Chief Executive Officer